SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                FORM 8-K/A


                              CURRENT REPORT

                             AMENDMENT NO.  1



                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) December 5, 1994




                            GOULDS PUMPS, INC.
          (Exact name of registrant as specified in its charter)




                                 Delaware
              (State or other jurisdiction of incorporation)


               0-684                               15-0321120
     (Commission File Number)                    (IRS Employer
                                              Identification No.)

300 WillowBrook Office Park, Fairport, New York        14450
   (Address of principal executive offices)         (Zip code)




            Registrant's telephone number, including area code
                              (716) 387-6600
<F50>
ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

Item 7 is amended to add the pro forma financial information required pursuant to Article 11 of Regulation S-X.


The following financial statements, and exhibits are filed as a part of this amendment.

(a) Financial statements of the business acquired, prepared in accordance with U.S. generally accepted accounting principles pursuant to Rule 3.05 of Regulation S-X and provided to Goulds Pumps by Vogel:

Item                                                                Page

Audited financial statements of the Vogel business
     Report of Sot Sud-Ost Treuhand, Certified Accountants             4
     Consolidated Balance Sheet - March 31, 1994                       5
     Consolidated Statement of Operations -
     Year ended March 31, 1994                                         6
     Consolidated Statement of Shareholders' Equity                    7
     Consolidated Statement of Cash Flows -
     Year ended March 31, 1994                                         8
     Notes to Consolidated Financial Statements                     9-14


(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:


Item                                                                Page

Goulds Pumps, Inc. and Vogel Pro Forma
Condensed Combined Financial Statements (Unaudited)

     Pro Forma Condensed Combined Balance Sheet - September 30, 1994 15 Pro Forma Condensed Combined Statement of Earnings -
     Year Ended December 31, 1993                                     16
     Pro Forma Condensed Combined Statement of Earnings -
     Nine Months Ended September 30, 1994                             17
     Notes to Pro Forma Condensed Combined Financial Statements    18-19


     The unaudited pro forma condensed combined balance sheet as of September 30, 1994, and the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 1993, and nine months ended September 30, 1994 give effect to the acquisition of Vogel by Goulds as if the acquisition, accounted for as a purchase, had occurred at the beginning of the periods presented. The pro forma information is based on the historical financial statements of Vogel and Goulds after giving effect to the proposed transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

     Goulds Pumps, Inc. did not acquire the net assets of Frigopol, a discontinued operation of Vogel, as part of the Vogel purchase transaction. No effect is given to Frigopol, therefore, in the pro forma condensed combined financial statements presented.

     The pro forma statements have been prepared by Goulds Pumps based upon the financial statements of Vogel which have been provided by Vogel. The pro forma condensed combined financial statements are presented in U.S. dollars. The Vogel financial statements provided to Goulds were stated in Austrian schillings and translated to U.S. dollars by Goulds in accordance with SFAS 52. Vogel's unaudited balance sheet as of November 30, 1994 was used to prepare the unaudited pro forma condensed combined balance sheet presented. Vogel's audited statement of operations for the year ended March 31, 1994 was used in combination with Goulds' audited statements of earnings for the year ended
<F50>
December 31, 1993 to present the pro forma condensed combined statement of earnings for the year ended December 31, 1993. An interim unaudited statement of earnings for the eight month period ended November 30, 1994 for Vogel was used in combination with Goulds' statement of earnings for the nine month period ended September 30, 1994 to present the pro forma condensed combined statement of earnings for the nine month period ended September 30, 1994.

     These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of Vogel included above and the audited financial statements and notes of Goulds Pumps, Inc. included in the 1993 Annual Report on Form 10-K.

(c)  Exhibit in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
(2) Purchase Agreement between Goulds and Vogel as of December 5, 1994. (See pages 20 through 55 of this report.)









<F50>
INDEPENDENT AUDITORS' REPORT


To the Stockholders of Pumpenfabrik Ernst Vogel Ges.m.b.H.
Stockerau, Austria

We have audited the accompanying consolidated balance sheet of Pumpenfabrik Ernst Vogel GmbH and the wholly owned subsidiaries Pantucek Klaranlagen GmbH, AVIS Werbung GmbH and VOGEL Umwelttechnik GmbH as of March 31, 1994 and the related statements of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Pumpenfabrik Ernst Vogel GmbH and subsidiaries as of March 31, 1994 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Vienna, Austria                    SOT SUD-OST TREUHAND
September 23, 1994                 AKTIENGESELLSCHAFT
<F50>
CONSOLIDATED BALANCE SHEET
Pumpenfabrik Ernst Vogel GmbH and subsidiaries

(Austrian Schillings in thousands)                  March 31, 1994

ASSETS
Current Assets
    Cash and cash equivalents                           6,295
      Receivables (net of allowance for
        doubtful accounts of 5.703)                    166,678
      Inventories                                      262,304
      Prepaid expenses                                     566
      Net assets of Frigopol business
        (discontinued operations)                       66,479
           Total current assets                        502,322

Intangible assets                                      101,918
Property, plant and equipment - net                     70,875
Leased equipment                                        64,947
Investments, including investments in affiliates        18,628
Deferred tax asset                                           0
Other assets                                               598
                                                       759,288

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
     Current maturities of debt                        281,765
     Trade payables                                    120,719
     Income taxes payable                                2,778
     Accrued liabilities                                36,247
     Other                                              56,570
         Total current liabilities                     498,079

Long-term debt                                         104,467
Lease obligation                                        72,827
Pension                                                  1,682
Other long-term liabilities                             28,352
Deferred tax liability                                   7,812

Shareholders' Equity
     Common stock                                       29,000
     Additional paid-in capital                          1,651
     Retained earning                                   15,418
         Total shareholders' equity                     46,069
                                                       759,288

See notes to Consolidated Financial Statements.



<F50>
CONSOLIDATED STATEMENT OF OPERATIONS
Pumpenfabrik Ernst Vogel GmbH and subsidiaries



                                                For the year ended
(Austrian Schillings in thousands)                  March 31, 1994

Net sales                                               723,820
Costs and expenses
     Cost of sales                                      570,991
     Selling, general and administrative expenses       108,561
     Research and development expenses                    3,128
     Value adjustments in respect of shares in
          group undertakings                              4,300
     Value adjustments of other financial assets             93
     Earnings from investment and affiliates               (120)
     Interest expenses                                   33,687
     Interest income                                     (2,774)
     Other income - net                                  (5,994)
                                                        711,872



Earnings before taxes from continuing operations         11,948
Income taxes on continuing operations                    (4,510)

Earnings from continuing operations                       7,438

DISCONTINUED OPERATIONS:
     Loss from discontinued operations,
       net of tax benefit of 3.395                      (13,415)
Net loss                                                 (5,977)

See notes to Consolidated Financial Statements.
















<F50>
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
Pumpenfabrik Ernst Vogel GmbH and subsidiaries
(Austrian Schillings in thousands, except share data)


                  Common stock     Add'l.    Retained  Total
                  Shares Amount    paid-in   earnings shareholders'
                                   capital             equity

Balance, 3/31/93  29,000   29,000   1,651     21,395     52,046
Net Loss                                      (5,977)    (5,977)
Balance, 3/31/94  29,000   29,000   1,651     15,418     46,069

See notes to Consolidated Financial Statements.





































<F50>
CONSOLIDATED STATEMENT OF CASH FLOWS
Pumpenfabrik Ernst Vogel GmbH and subsidiaries

                                               For the year ended
(Austrian Schillings in thousands)                  March 31, 1994

Operating activities:
     Net loss                                             - 5.977
     Adjustments to reconcile net loss
     to net cash applied to operations:
          Depreciation and amortization                    37.980
          Gain on sale of fixed assets                       -127
          Increase in deferred tax liability                  638
          Value adjustments in respect of shares
            in group undertakings                           4.300
          Value adjustments in respect of
            other financial assets                             93
          Increase in receivables                        - 38.498
          Increase in inventories                        - 24.016
          Increase in other long-term liabilities           4.684
          Decrease in pension                               - 959
          Decrease in income taxes payable                  - 458
          Decrease in accrued liabilities                - 11.550
          Increase in trade payables                       35.980
          Decrease in prepaid expenses and
            other current assets                             - 63
          Other                                           - 6.224
                Net cash applied to operating activities  - 4.197

Investing activities:
     Earnings of the sale of assets                         1.440
     Investments in affiliates                            - 3.013
     Investments in intangible assets                     - 1.986
     Investments in property, plant and equipment - net  - 29.650
           Net cash applied to investing activities      - 33.209

Financing activities:
     Decrease in lease obligation                          -8.305
     Payments of long-term debt                          - 24.616
     Increase in current maturities of debt                71.729
          Net cash provided by financing activities        38.808
     Increase in cash and cash equivalents                  1.402
     Cash and cash equivalents, beginning of year           4.893
     Cash and cash equivalents, end of year                 6.295

See notes to Consolidated Financial Statements.




<F50>
PUMPENFABRIK ERNST VOGEL GmbH AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  Summary of Significant Accounting Policies

Consolidation
    The consolidated financial statements include the accounts of Pumpenfabrik Ernst Vogel GmbH ("Vogel") and the wholly owned subsidiaries Pantucek Klaranlagen GmbH ("Pantucek"), AVIS Werbung GmbH ("AVIS") and VOGEL Umwelttechnik GmbH ("Umwelttechnik") after elimination of all significant intercompany transactions as of March 31,1994 and for the year then ended.

The companies have a fiscal year-end of March.

Cash and Cash Equivalents
    Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less. The carrying values of cash and cash equivalents approximate fair values due to the short maturities of these financial instruments.

Inventories
    Inventories are stated at the lower of cost or market.

Property, Plant and Equipment
    Property, plant and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 5 to 25 years for buildings and 5 to 10 years for machinery and equipment.

Capital leases
    Capital leases are stated in accordance with FASB 13. Leased equipment is stated at present value of annual payments at inception less accumulated depreciation. The lease obligations are stated at present value of future lease payments. A deferred tax asset is stated due to the exposure between net book value and lease obligation.

Income Taxes
    Deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements are recognized. A 10% deferred tax liability has been stated for tax (investment) allowances according to Section 10 Austrian tax law.

<F50>
2.  Inventories
Inventories are summarized as follows:
                                          TATS

    Raw materials                       44.190
    Work in process                     78.740
    Finished goods                     139.374
                                       262.304

3.  Intangible assets
Intangible assets are summarized as follows:
                                                                TATS

Goodwill (net of accumulated amortization of 11.989)          93.555
Other assets (net of accumulated amortization of 5.507)        8.363

                                                             101.918

Goodwill results from  two acquisitions that have occurred since
1990. Pantucek was acquired in 1990 and has a net value of TATS
21.317 as of March 31, 1994. Ochsner Pumps was acquired in 1992 and has a net value of TATS 72.238 at March 1994.

4.  Property, Plant and Equipment
Major classes of property, plant and equipment consist of the following:
                                                       TATS

    Land and buildings                                 38.350
    Machinery and equipment                           168.567
                                                      206.917

    Less accumulated depreciation                     136.042
    Property, plant and equipment net                  70.875
5.  Debt and Credit agreements

5.1. Debt consists of the following:
                                                        TATS
    Stille Einlagen nach dem Beteiligungsfondgesetz
         6,5%-7,3%, due 1995-1997                      80.000
    Overdrafts
         5,0%-8,5%, due currently                     169.198
    Short-term loans
         5,75%-8,25%, due 1994                         19.795
    Revolving credits
         5,0%-5,75%                                    56.657
    Term loans
         3,5%-8,83%, 1994 - 2001                       60.582

                                                      386.232

    Unused credit lines                                98.560
<F50>
Collaterals:

    1.   Creditanstalt-Bankverein
         TS 37.000 are collaterated through export claims. The remaining credits to the amount of TS 88.750 are secured through mortgage, shares and assignment agreements.

    2.   Remaining banks
         TS 22.400 are collaterated through export claims and TS
         70.723 through securities.

Consolidated                                386.232
Less current portion                        281.765
Long term portion                           104.467

Virtually all of the companies' assets are pledged against the various borrowings listed above.

5.2. Five year payout

                                              TATS

1995                                             281.765 *)
1996                                              37.387
1997                                              12.192
1998                                              11.126
1999                                              14.663
Thereafter                                        29.099
                                                 386.232

*) This figure includes revolving credits and overdrafts.

5.3. Pledged assets

Maximum limit mortgage

(amount in TATS) land registration  place
                                   number

         480                      1850           Stockerau
         1.505                    1850           Stockerau
         4.298                    1850           Stockerau
         15.300                   1850, 1811     Stockerau
         2.400                    1850, 1811     Stockerau
         6.000                    1850           Stockerau
                                  2409           Salzburg/Maxglan
         3.000                    1850           Stockerau
                                  2409           Salzburg/Maxglan


<F50>

Pledgings

Creditanstalt-Bankverein:
deposit-no. 0079-10631/92,   market value   ATS  10.741.765,96

Volkskreditbank:
deposit-no. 39.001.433,      market value   ATS  3.639.285,00

In addition a liability statement of February 2, 1994 exists to the amount of ATS 15,000,000.- to the favor of Vogel Umwelttechnik
GmbH.. As of March 31, 1994 the outstanding balance amounts to ATS
11,626,845.

6.  Commitments
The companies have various capital lease agreements for land and buildings, machinery and other equipment. Future minimum rental payments are approximately as follows:

    Years ending March 31                         TATS
    1995                                         15.693
    1996                                         11.406
    1997                                          9.846
    1998                                          8.540
    1999                                          7.311
    Thereafter                                   48.499
    Total minimum lease payments                101.295
    Less amount representing interest            28.468
    Present value of minimum lease payments      72.827

7.  Taxes
The components of the outstanding liabilities for taxes as of March 31, 1994 are as follows:

                                    TATS
    Current:
    Trade tax (Gewerbesteuer)      2.071
    Real estate tax                  707
                                   2.778
    Deferred:
    Corporate tax                  7.812
    Tax provisions                10.590


<F50>
The components of the total net deferred tax liabilities are as follows:

                                                  TATS

    Deferred tax asset
    Capital leases exposure                       2.679
    Valuation allowance for deferred tax assets  (2.679)
    Gross deferred tax assets                         0

    Deferred tax liabilities
    Tax allowance, Section 10 Austrian income tax(1.507)
    BFAG provisions                              (3.131)
    Other long term liabilities *)               (3.174)
    Deferred tax liability                       (7.812)

    Net deferred tax liabilities                 (7.812)

*) resulting from redundancy payment accrual

8.  Investments, Including Investments in Affiliates

                   Nominal capital     Share of     book value
                                       the company  of the share
                                                      ATS
Obliged Companies

Ochsner Prozebtechnik
GesmbH, Linz  500.000   500.000        380.000       900.000

Associated Companies

VOGELPUMPEN-DRV-IKS
GesmbH, Kincesbanya,
Ungarn              Ft 5.100.000   Ft 1.700.000      178.500

Other Investments

Volksbank Stockerau,
reg. GesmbH, Stockerau                    5.000        5.000

Oberosterreichische Volks-
kreditbank GenmbH, Linz                   1.100          100

Siedlungsgenossenschaft
Bausparerheim GenmbH, Salzburg            3.000        3.000

Securities
(present market value of 18.213.814 ATS)          17.541.000

Total                                             18.627.600
<F50>
9. Pension plans

The company grants a pension of ATS 13,000.-- per month to Mrs.
Herta Ochsner. Payments are made 14 times a year, whereby an additional pension payment is paid in the months June and November each year.

In addition a minimum pension is paid to former employees (on average ATS 2,400.-- per person per year). These claims are not material.

10. Discontinued operations

During the first quarter of fiscal 1995, the Company announced its intent to dispose off its refrigerated compressors manufacturing division (FRIGOPOL). The results of this business, which is classified separately as discontinued operations in the accompanying consolidated statement of operations, are summarized as follows:

                                                Year ended
                                            March 31, 1993

Net sales                                             78.671
Loss from operations before income tax benefit       (16.810)
Loss from operations                                 (13.415)
Income tax benefit                                    (3.395)

Net assets of discontinued operations are stated at estimated realizable value and consist principally of accounts receivable, inventories, fixed assets and certain intangibles and liabilities to be assumed. The net assets of the FRIGOPOL business have been classified as a current asset in the accompanying balance sheet as of March 31, 1994 due to the expected dates of sale. The assumed disposal of FRIGOPOL will result in no gain or loss. The following table summarizes the net assets as of March 31, 1994 of the FRIGOPOL business:

Inventories                       29.727
Receivables, net                  17.371
Property, plant and equipment     21.586
Intangibles, net                   1.637
Other long-term assets             1.398
                                  71.719
Less accruals                     (5.240)
Net assets of FRIGOPOL business   66.479





<F50>
Pro Forma Condensed Combined Balance Sheet (Unaudited)
September 30, 1994



(In thousands of U.S. dollars, except per share data)                          PRO FORMA        PRO FORMA
                                                        GPI         VOGEL     ADJUSTMENTS      CONSOLIDATED

 ASSETS
  Current assets:
   Cash and cash equivalents                        $  8,578       $   501      $   325 (a)     $  9,404
   Receivables - net                                 126,730        10,295                       137,025
   Inventories                                       115,773        27,094       (7,981)(b)      134,886
   Deferred tax asset                                 14,178            --                        14,178
   Prepaid expenses and other current assets          12,388         2,117                        14,505
     Total current assets                            277,647        40,007       (7,656)         309,998

  Property, plant and equipment - net                145,497        11,172        5,668 (b)      162,337
  Investments in affiliates                           12,955            97                        13,052
  Other investments                                    6,297         1,707                         8,004
  Deferred tax asset                                   4,221            --          786 (b)        5,007
  Other assets                                        13,927         8,844       16,886 (b)       39,657

                                                    $460,544       $61,827      $15,684         $538,055

 LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
   Notes payable                                    $ 28,565       $13,382      $17,360 (a)     $ 59,307
   Current portion of long-term debt                  25,077         2,993                        28,070
   Trade payables                                     48,224        15,294                        63,518
   Compensation and commissions                       17,756         4,159                        21,915
   Income taxes payable                                  835            (6)                          829
   Dividends payable                                   4,236            --                         4,236
   Deferred tax liability                              1,217            --                         1,217
   Other                                              29,285           813          765 (a)       30,863
     Total current liabilities                       155,195        36,635       18,125          209,955

  Long-term debt                                      34,650        18,173                        52,823
  Pension                                             18,102            --                        18,102
  Other postretirement benefit obligation             55,068            --                        55,068
  Deferred tax liability and other                     4,252         4,578                         8,830

SHAREHOLDERS' EQUITY:
   Common stock                                       21,181         2,639       (2,639)(b)       21,181
   Additional paid-in capital                         57,448            --                        57,448
   Retained earnings                                 124,586          (198)         198 (b)      124,586
   Cumulative translation adjustments and other       (9,938)           --           --           (9,938)


     Total shareholders' equity                      193,277         2,441       (2,441)         193,277


                                                    $460,544       $61,827      $15,684         $538,055


<F54>
See notes to pro forma condensed combined financial statements.

<F50>
Pro Forma Condensed Combined Statement of Earnings (Unaudited)
For the year ended December 31, 1993




(In thousands of U.S. dollars, except per share data)                          PRO FORMA        PRO FORMA
                                                        GPI         VOGEL     ADJUSTMENTS      CONSOLIDATED

Net sales                                            $555,692      $61,393          --          $617,085
 Cost and expenses:
 Cost of sales                                        399,374       48,430    344 (c),(803)(c)   447,345
 Selling, general and administrative expenses         115,153        9,208                       124,361
 Research and development expenses                      7,177          265                         7,442
 Earnings from affiliates                              (4,569)         (10)                       (4,579)
 Interest expense                                       5,403        2,857         641 (c)         8,901
 Interest income                                       (1,909)        (235)                       (2,144)
 Other (income) expense-net                               648         (136)        525 (c)         1,037

                                                      521,277       60,379         707           582,363

Earnings before income taxes and
 cumulative effect of accounting change                34,415        1,014        (707)           34,722
Income taxes                                           10,841          383        (618) (c)       10,606

Earnings before cumulative effect of
 accounting change                                   $ 23,574      $   631       $ (89)         $ 24,116

Net earnings per common share
 before cumulative effect of
 accounting change                                   $   1.12      $   .03       $(.01)         $   1.14

Weighted Average Shares Outstanding
 (in thousands)                                        21,126       21,126      21,126            21,126


<F54>
See notes to pro forma condensed combined financial statements.

<F50>
Pro Forma Condensed Combined Statement of Earnings (Unaudited)
For the nine months ended September 30, 1994



(In thousands of U.S. dollars, except per share data)                          PRO FORMA        PRO FORMA
                                                        GPI         VOGEL     ADJUSTMENTS      CONSOLIDATED

Net sales                                            $443,739      $39,526          --          $483,265
 Cost and expenses:
 Cost of sales                                        314,209       29,085    241 (c),(561)(c)   342,974
 Selling, general and administrative expenses          86,222       10,182                        96,404
 Research and development expenses                      7,951          294                         8,245
 Provision for environmental litigation fees            3,454           --                         3,454
 Earnings from affiliates                                (606)          --                          (606)
 Interest expense                                       4,794        2,657         601 (c)         8,052
 Interest income                                       (2,762)        (139)                       (2,901)
 Other (income) expense-net                             3,247       (1,022)        367 (c)         2,592

                                                      416,509       41,057         648           458,214

Earnings (loss) before income taxes                    27,230       (1,531)       (648)           25,051
Income taxes                                           10,353            4        (574) (c)        9,783

Net earnings (loss)                                  $ 16,877      $(1,535)      $ (74)         $ 15,268

Net earnings (loss) per common share                 $    .80      $  (.07)      $(.01)         $    .72

Weighted Average Shares Outstanding
 (in thousands)                                        21,171       21,171      21,171            21,171



<F54>
See notes to pro forma condensed combined financial statements.

<F50>
                        GOULDS PUMPS INC. AND VOGEL


        NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (UNAUDITED)

                          (DOLLARS IN THOUSANDS)



(a) The following pro forma adjustments reflect Goulds' purchase of Vogel. Pro forma adjustments to the balance sheet include the costs of acquisition and liabilities incurred as a result of the transaction.

         Short-term debt                                       $17,360
         Short-term acquisition liabilities                        765
         Cash proceeds in excess of purchase price                (325)

         Investment in Vogel                                   $17,800


(b) The following pro forma adjustments to the balance sheet are made to reflect purchase accounting fair value adjustments at the transaction consummation date, and to eliminate Goulds' investment in Vogel.

         Property, plant & equipment - net                     $ 5,668
         Deferred tax asset - long-term                            786
         Goodwill                                               16,886
         Inventory                                              (7,981)
         Pre-acquisition Vogel equity                            2,441

         Investment in Vogel                                   $17,800


         Goulds has reviewed Vogel's detailed inventory records and, based on projected future usage and Goulds' existing policy on excess and obsolete inventory, has established the above reserve of $7,981 to conform Vogel inventory valuation to fair value on a basis consistent with Goulds.

<F50>

(c) The following pro forma adjustments are incorporated in the pro forma condensed combined statements of earnings:

                                                Year ended   Nine months ended
                                               December 31,    September 30,
                                                   1993             1994
                                                Increase (Decrease) Earnings

1.  Increase in amortization expense on
         goodwill assuming a 30-year write-off
         period                                    $(525)               $(367)

2.  Increase in depreciation expense resulting
         from adjustment to carrying amount of
         property, plant & equipment - net          (344)                (241)

3.  Decrease in depreciation expense resulting
         from adoption of Goulds' depreciable
         lives policy (see (d) below)                803                  561

                                                     (66)                 (47)

4.  Tax effect on above items at 34%                  22                   16

                                                    $(44)                $(31)


5.  Increase in interest expense due to
         increased short-term debt at rates of
         3.6% in 1993 and 4.5% in 1994             $(641)               $(601)

6.  Tax effect on interest expense due to
         financing structure of purchase
         transaction                                 596                  558

                                                    $(45)                $(43)


(d) Reflected as a pro forma adjustment reducing depreciation expense is Vogel's adoption of Goulds' depreciable lives policy as of the beginning of the periods presented. Vogel previously computed depreciation using estimated useful lives of 5 to 10 years for machinery and equipment. Due to adoption of Goulds' policy, estimated useful lives of machinery and equipment increased to 12 to 14 years, thus reducing depreciation expense.
<F50>
                         SHARE PURCHASE AGREEMENT
                        entered into by and between

                           1. Goulds Pumps GmbH,
                          Dr. Karl Lueger-Ring 12
                          A-1010 Vienna, Austria

                           2. Goulds Pumps Ltd.,
                      Milleway Rise Industrial Estate
                             Axminster, Devon
                             England EX 13 5HU

        (hereinafter individually referred to as a "Purchaser" and collectively as, "Purchasers")
                              on the one hand

                                    and

                          3. Ing. Gerhard Vogel,
                            Wiesenerstrabe 10,
                         A-2000 Stockerau, Austria
                             4. Hermine Vogel,
                            Wiesenerstrabe lO,
                         A-2000 Stockerau, Austria
                   5. Lauermann Familien-Privatstiftung
                            Goldschmiedgasse 6
                                 1010 Wien

            (hereinafter collectively referred to as "Sellers")
                             on the other hand

                  for the sale and purchase of shares in

                Pumpenfabrik Ernst Vogel Aktiengesellschaft
          (formerly Pumpenfabrik Ernst Vogel Gesellschaft m.b.H.)

       (hereinafter referred to as "VOGEL-PUMPEN" or "the Company")
<F50>

                             TABLE OF CONTENTS

                                 Preamble

Section I:                                      Definitions and
                                                Interpretation


Section II:                                     Share Purchase,
                                                Closing Date


Section III:                                    Purchase Price


Section IV:                                     Business
                                                Operations
                                                until the
                                                Closing Date


Section V:                                      Warranties and
                                                Representations


Section VI:                                     Management


Section VII:                                    Conditions to
                                                Transfer of
                                                Ownership and
                                                Payment of
                                                Purchase Price


Section VIII:                                   Certain Actions
                                                Before Closing


Section IX:                                     Applicable Law
                                                and Arbitration


Section X:                                      General
                                                Provisions
<F50>
                                 PREAMBLE


A) VOGEL-PUMPEN originally was a limited liability company with its corporate seat in Stockerau, Austria, entered into the commercial register of the Provincial Court of Korneuburg under file no. FN 59353i. It was transformed into a stock corporation ("Aktiengesellschaft) in November 1994. The stated share capital of VOGEL-PUMPEN totals ATS 29,000,000.00. Following the aforementioned transformation into a stock corporation, the shares of VOGEL-PUMPEN are held by the Sellers as follows:

    Name
    Percentage of nominal value of the stated shareholding share capital
1.  Ing. Gerhard Vogel            25 %          ATS  7,250,000.00
2.  Hermine Vogel                 25 %          ATS  7,250,000.00
3.  Lauermann Familien-           50 %          ATS 14,500,000.00
    Privatstiftung

B) VOGEL-PUMPEN holds directly or indirectly 100 % of the stated share capital of

a)  Ernst Vogel Pumpen Export Gesellschaft m.b.H. & Co. KG,
    Stockerau, Austria

b)  Ochsner GmbH, Dusseldorf, Germany

c)  Ochsner Prozebtechnik GmbH, Linz, Austria

d)  Vogel Umwelttechnik GmbH, Hollabrunn, Austria

e)  Pantucek Klaranlagen GmbH, Prellenkirchen, Austria

f)  AVIS Werbung GmbH, Stockerau, Austria

g)  Ochsner Gas Compressor Systems GmbH, Linz, Austria

VOGEL-PUMPEN holds a 76 % participation in Ochsner Prozebtechnik
GmbH & Co KG in Liqu., Linz, Austria, the remaining participations being held by Mr. Karl Ochsner (22.8 %) and by Mr. Gerhard Ochener (1.2 %).

VOGEL-PUMPEN, furthermore, holds 33 % in VOGEL-PUMPEN DRV-IKS Kft., Kincesbanya, Hungary.

Finally, VOGEL-PUMPEN maintains sales offices in Warszawa, Poland and Katowice, Poland.
<F50>
Certain of the above subsidiaries are inoperative (items a), c), g) and Ochsner Prozebechnik GmbH & Co KG in Liqu., Linz , Austria above) and one of them is in the process of being liquidated (Ochsner Prozebtechnik GmbH & Co KG in Liqu., Linz, Austria).

C) Prior to the Closing Date (as defined below) the Frigopol Business (as defined below) will be divested in form of a contribution in kind to another company held by all or some of the Sellers or by way of splitting or by a sale of the respective assets. The Frigopol Business is not included in the acquisition hereunder and its divesting therefore does not reflect on the Purchase Price (as defined below).

The subject-matter of the acquisition hereunder is, therefore, VOGEL-PUMPEN and its 100 % direct and/or indirect shareholdings in the aforementioned companies (hereinafter referred to as "VOGEL-PUMPEN Companies") as well as the shareholding of VOGEL-PUMPEN in DRV-IKS Kft., Hungary.

D) Prior to the date of the signing of this Agreement the Sellers at the request of the Purchasers have held a shareholders' meeting of VOGEL-PUMPEN resolving to transform VOGEL-PUMPEN into a stock corporation ("Aktiengesellschaft") on the basis of the balance sheet of VOGEL-PUMPEN as of March 31, 1994. As a consequence of such transformation, each of the Sellers has been issued an interim certificate representing shares equal to 25 % and 50 % respectively of the capital stock of the transformed company.

E) Sellers desire to sell all shares in the Company held by them after said transformation pursuant to the terms and conditions hereof, and Purchasers are willing to purchase such shares.

F) Purchasers, both through the adviser of Sellers, Creditanstalt Investment Bank Aktiengesellschaft (hereinafter "CAIB"), and directly from the Sellers, have received certain information and documents concerning the VOGEL-PUMPEN Companies, including but not limited to (a) the audited non-consolidated financial statements of the VOGEL-PUMPEN Companies as of March 31, 1994, (b) the auditors' reports concerning the VOGEL-PUMPEN Companies for the past three years, (c) the VOGEL-PUMPEN Companies' non-consolidated balance sheet and profit and loss statements as of March 31, 1994 as well as (d) a report on the VOGEL-PUMPEN Companies prepared by SOT Sud-Ost Treuhand Aktiengesellschaft ("the SOT-Report"). In addition, Purchasers, prior to the execution of this Agreement, personally and/or by trusted experts conducted a due diligence and
<F50>
technical and commercial review of the VOGEL-PUMPEN Companies an through their consultants a review of the VOGEL-PUMPEN Companies' financial results as of July 31, 1994 in order to arrive at a decision to execute this Agreement. In view of the above, the Sellers are prepared to give only limited representations and warranties, i. e., only to the extent explicitly set forth in
Section V. Furthermore, the agreement on the amount of the Purchase Price took into consideration the results of the interim financial statements of the VOGEL-PUMPEN Companies prepared by the Purchasers and their auditors.

NOW, THEREFORE, the contracting parties agree as follows:

<F50>
                                 SECTION I
                      DEFINITIONS AND INTERPRETATIONS


1.1 In this Agreement and its Annexes, the words used herein shall have the following meaning:


"VOGEL-PUMPEN": Pumpenfabrik Ernst Vogel Aktiengesellschaft, a stock corporation with its corporate seat in Stockerau, Austria, and business address at Ernst-Vogel-Strabe 2, A-2000 Stockerau, Austria, entered into the commercial register of the Provincial Court of Korneuburg (formally, prior to the transformation, under file no. FN 59353i).

"Frigopol Business": The FRIGOPOL division of the Company, including all assets and liabilities pertaining thereto, as more clearly defined in Annex l.l.a hereto.

"Closing Date": A date on or before December 5, 1994 to be agreed between the contracting parties, unless the parties mutually agree on a later date in which case such date shall be the Closing Date for the purpose of this Agreement.

"Purchasers": Goulds Pumps GmbH and Goulds Pumps Ltd.

"Escrow Agent": Creditanstalt-Bankverein of Schottengasse 6, A-1010 Vienna, Austria, or its successor or assignee.

"Escrow Agreement": The agreement entered into between the Sellers, the Purchasers and the Escrow Agent in accordance with the provisions of this Agreement.

"VOGEL-PUMPEN Companies": VOGEL-PUMPEN, Ernst Vogel Pumpen Export GmbH & Co. KG, Stockerau, Ochsner GmbH, Dusseldorf, Ochsner Prozebtechnik GmbH, Linz, Ochsner Prozebtechnik GmbH & Co KG in Liqu., Linz, Pantucek Klaranlagen GmbH, Prellenkirchen, Vogel Umwelttechnik GmbH, Hollabrunn, AVIS Werbung GmbH, Stockerau and Ochsner Gas Compressor Systems GmbH, Linz.

"Sellers": Ing. Gerhard Vogel, Hermine Vogel, Lauermann
Familien-Privatstiftung.

"Sellers' Warranties": The representations, warranties and covenants given and entered into by the Sellers in Section V hereof.

"Agreement": The present Share Purchase Agreement and its Annexes, unless the context clearly indicates otherwise.
<F50>
Financial Statements": The unconsolidated, balance sheets and profit and loss statements of the VOGEL-PUMPEN Companies as of March 31, 1994 as per Annex l.l.b (audited with respect to VOGEL-PUMPEN, unaudited with respect to all other VOGEL-PUMPEN Companies).

"Accounting Principles": The principles used for the establishment of the Financial Statements on the basis of Austrian generally accepted accounting principles, as set out in Annex l.l.c.

1.2 The Annexes and the Preamble to this Agreement constitute integral parts hereof and shall therefore be deemed to be part of the Agreement and construed as having the same effect.

1.3 The headings in this Agreement have been introduced merely for convenience and shall not affect the construction or interpretation hereof.
<F50>
                                SECTION II
                       SHARE PURCHASE, CLOSING DATE

2.1 Prior to the date of the signing of this Agreement, the Sellers have held a shareholders' meeting of VOGEL-PUMPEN resolving to transform the Company into a stock corporation on the basis of the balance sheet as of March 31, 1994. The capital stock of the transformed company is ATS 29,000,000.00 and is divided into 2,900 bearer shares with a nominal value of ATS 10,000.00 each. Each of the Sellers has been issued 725 shares and 1,450 shares, respectively represented by interim certificates, two for each of the Sellers. The interim certificates shall be numbered 1 to 6 ("the Interim Certificates") .

2.2 The Sellers herewith sell to Purchasers and the Purchasers herewith buy from the Sellers the 2,900 shares ln VOGEL-PUMPEN with a nominal value of ATS 10,000.00 ten thousand Austrian schillings) each, as issued after the transformation of VOGEL-PUMPEN, thus, in the aggregate, shares with a nominal value of ATS 29,000,000.00 (twenty-nine million Austrian schillings), corresponding to 100% of the entire capital stock of VOGEL-PUMPEN, together with all rights and obligations attaching to such shareholdings ("the Shares").

    The Purchasers purchase the Shares in the following proportion:

    Goulds Pumps GmbH purchases 2,897 shares, and

    Goulds Pumps Ltd purchases 3 shares.

2.3 The Shares are represented by the Interim Certificates which will be assigned and transferred to the Purchasers. The transfer and assignment of the Shares to the Purchasers and the payment of the Purchase Price to the Sellers shall take place on the Closing Date and shall be subject to the conditions set forth in this Agreement.

2.4 The contracting parties have agreed to schedule the closing on or before December 5, 1994. If a delay occurred, neither contracting party shall be bound by this Share Purchase Agreement any longer (except as set forth herein), unless (i) the parties mutually agree on an extension of the above time period and/or on the determination of another day as Closing Date or (ii) the failure to implement is attributable to one side preventing the fulfillment of a condition in violation of
<F50>
    the principle of acting in good faith or to one side's failure to do everything that is reasonably necessary or required to make such fulfillment of a condition possible, in which case the non-defaulting side may opt, by notice in writing, to maintain this Agreement in full force and effect and to insist on the performance of the other side's contractual obligations.

    In case of non-implementation of the share purchase as aforesaid, the Purchasers shall promptly destroy any and all records, and copies thereof, obtained from the VOGEL-PUMPEN Companies in the course of its review of the VOGEL-PUMPEN Companies, including but not limited to the due diligence review, and any notes and other documents made in the course of or as a result of such review and/or based on information received from the Sellers and/or the VOGEL-PUMPEN Companies in connection with the contemplated purchase of the Shares. The Purchasers shall, furthermore, not make use of any confidential information obtained from the Sellers, the VOGEL-PUMPEN Companies and/or their advisors because of or in connection with such share purchase.
<F50>
                                SECTION III
                              PURCHASE PRICE

3.1 The purchase price for 100 % of the Shares shall be ATS 184,980,595.00 (one hundred eighty four million nine hundred eighty thousand five hundred ninety five Austrian schillings) ( "the Purchase Price") and shall be paid on or before the Closing Date clear and free of any deductions, withholdings or setoffs, in cash, by banker's check or in any other manner agreed to by the Sellers, as follows:

    (a) ATS 159,220,595.00 (one hundred fifty-nine million two hundred twenty thousand five hundred ninety-five Austrian schillings). This portion of the Purchase Price shall be paid by the Purchasers on or before the Closing Date to the Sellers in the following amounts:

    (1)  Ing. Gerhard Vogel       ATS 39,805,148.75    (25 %)
    (2)  Hermine Vogel            ATS 39,805,148.75    (25 %)
    (3)  Lauermann Familien-      ATS 79,610,297.50    (50 %)
         Privatstiftung

    (b) ATS 25,760,000.00 (twenty-five million seven hundred sixty thousand Austrian schillings) shall be remitted by the Purchasers on or before the Closing Date to the escrow account with the Escrow Agent ("the Escrow Account") set up in accordance with the Escrow Agreement.

    The agreement of the parties on the Purchase Price was based on the assumption that payment of the Purchase Price will be made with a value date not later than September 30, 1994. Consequently, if the closing does not take place on or before September 30, 1994 the Purchase Price shall bear interest at a rate per annum equal to the Secondary Market Rate for "Einmalemissionen" as monthly published by the Austrian National Bank under item 5.4 of the "Statistische Monatsberichte" and which shall accrue as from the aforementioned value date until November 30, 1994, inclusive, such interest to be paid at the same time as the Purchase Price and pursuant to sub-section a) above.

    The Purchasers shall be jointly and severally liable for the payment of the Purchase Price.

3.2 The parties hereto shall sign and execute the Escrow Agreement prior to the Closing Date on mutually acceptable terms and conditions.
<F50>

    The portion of the Purchase Price on the Escrow Account shall be due and payable as set forth in sub-section 5.6.

    Interest accruing on the Escrow Account shall be due to the Sellers pro rata their present shareholdings in the Company and shall be paid to them promptly upon crediting of same to the Escrow Account.

    The parties, acting in good faith, shall agree on a form of investment of the amount from time to time credited to the Escrow Account that takes into account both the interest of the Sellers to maximize the amount of interest and the interest of the Purchasers to be reimbursed without undue delay any justified claim for breach of the Sellers' Warranties.

    The Sellers shall be free to substitute any amount to be paid from the Escrow Account to the Purchasers pursuant to the provisions of sub-section 5.6 by funds in an equal amount from other sources in which case a corresponding amount shall be released, and paid to them, from the Escrow Account immediately upon maturity of funds on the Escrow Account that have been invested for a fixed period of time and that therefore were not immediately available for settlement of a justified claim of the Purchasers.


<F50>
                                SECTION IV
                BUSINESS OPERATIONS UNTIL THE CLOSING DATE

4.1 For the time between the signing of this Agreement and the Closing Date, the Sellers, in their capacity as sole shareholders of VOGEL-PUMPEN, or as the case may be, as managing directors or members of the managing boards of the VOGEL-PUMPEN Companies, undertake to procure that the business operations of all VOGEL-PUMPEN Companies shall remain in each and every aspect (in particular as regards personnel, finance, accounting, etc.) within the scope of the business operations undertaken until the signing date and within the scope of the operations typical of an enterprise of the VOGEL-PUMPEN Companies (except for the divesting of the FRIGOPOL Business and the consequences arising therefrom). None of the VOGEL-PUMPEN Companies shall enter into legal transactions or other business transactions going beyond that scope without having obtained the Purchasers' prior written consent, it being agreed that the Purchasers will not unreasonably withhold their consent. In particular, but without prejudice to the generality of the foregoing, any of the following matters require the prior consent of the
    Purchasers:

    4.1.1 any shareholders' resolution, be it adopted at a shareholders' meeting of any of the VOGEL-PUMPEN
              Companies or by means of a written vote;

    4.1.2     any hidden or open distribution of profits;

    4.1.3 the alienation or encumbrance of assets of any of the VOGEL-PUMPEN Companies, unless such assets are not of a material value;

    4.1.4 the issuance of guarantees or undertakings of indemnification in excess of ATS 2,000,000.00;

    4.1.5 the conclusion of legal transactions going beyond the ordinary scope of business, involving an amount of more than ATS 2,000,000.00;

    4.1.6 the conclusion of long-term contracts that cannot be terminated legally at six months' notice maximum, without material adverse legal consequences for the VOGEL-PUMPEN Company concerned;

    4.1.7 the acquisition and alienation as well as any other disposition of shares and investments of whatever kind, including, without being limited to, shares
<F50>
              and investments in corporations, partnerships, joint ventures, funds, trusts, foundations or the like;

    4.1.8 the borrowing of money for a term exceeding 12 months or ATS 2,000,000.00;

    4.1.9 the appointment of general agents or "Hand-lungsbevollmachtigte" (persons holding a commercial power of attorney pursuant to sec. 54 of the Austrian Commercial Code), or the promising of executive positions in any of the VOGEL-PUMPEN Companies to present employees or newly recruited persons;

    4.1.10 the giving of notice to, dismissal of, or approval of the termination by mutual agreement of, employees of any of the VOGEL-PUMPEN Companies who are essential for the normal conduct of business and who cannot be easily replaced within a short period of time;

    4.1.11 the hiring of employees except under the terms and conditions usually agreed to by the VOGEL-PUMPEN
              Companies;

    4.1.12 the conclusion of agreements with the works council or interest groups;

    4.1.13 the acquisition, alienation or encumbrance of real property;

    4.1.14 the termination or violation of any significant business relationship or contract involving an amount in excess of ATS 2,000,000.00;

    4.1.15 the agreement, conditionally or otherwise, to do any of the acts referred to in sub-sections 4.1.1 through 4.1.14.

4.2 If and when a matter or issue arises that would require the Purchasers' consent pursuant to sub-section 4.1, the Sellers shall notify the Purchasers thereof without delay and, if the Purchasers refuse to consent to the act or measure proposed by the Sellers, the Sellers shall refrain therefrom and/or shall procure that the VOGEL-PUMPEN Company concerned does not take such act or measure (either). The Purchasers shall give or deny their consent as aforesaid within a reasonable time. The Sellers shall be authorized, however, to take any action necessary to prevent disadvantages for any of the VOGEL-PUMPEN Companies, if the urgency of the matter does not allow to wait
<F50>
    for the Purchasers' response or if such response is not given in time ("deemed consent of the Purchasers").

4.3 The Sellers shall immediately notify the Purchasers in writing of any matter or issue which arises or becomes known to the Sellers between the date of the signing hereof and the Closing Date and which constitutes, or would constitute after the Closing Date, a breach of the Sellers Warranties or of other representations, warranties, undertakings or obligations assumed in this Agreement.

4.4 The Sellers shall procure that the Frigopol Business will effectively be divested on or prior to the Closing Date by contribution of the Frigopol Business into Frigopol Kaltemaschinen GmbH and subsequent sale of the shares in such company to one or more of the Sellers against a consideration of ATS 1.00. The contractual arrangements in this connection shall provide that all present and future liabilities related to the Frigopol Business shall be assumed by Frigopol Kaltemaschinen GmbH, except as explicitly set forth herein. The Sellers herewith warrant that the shareholders of Frigopol Kaltemaschinen GmbH shall provide such company with sufficient financing in order to enable such company to meet at all times its obligations to indemnify VOGEL-PUMPEN against any and all liabilities arising from the Frigopol Business. For the avoidance of doubt the liability of the Sellers out of the above warranty shall not be subject to any of the limits on liability set forth in Section 5. The Purchasers shall cause VOGEL-PUMPEN to enable the Sellers and/or their advisors to assume the defence of any claims. The provisions of sub-
    section 5.6 shall apply mutatis mutandis.

    In view of the difficulty to identify exactly those supplies already made from third party suppliers that are attributable to the Frigopol Business, the parties have agreed that the new owner of the Frigopol Business shall assume and repay loans presently extended to the Company in an amount equal to the value of supplies made and remaining unpaid, attributable to the Frigopol Business, and that the Company will continue to assume, and will settle, the corresponding claims of the suppliers. The details thereof are set out in Annex 1.1.a. The Sellers shall therefore indemnify and hold harmless the Company and the Purchasers against any loss, costs and expenses resulting from a breach of the undertaking to assume and repay the loans as aforesaid, and the Purchasers shall indemnify and hold harmless the Sellers and/or the new owner of the Frigopol Business against any loss, costs and expenses resulting from a breach of the Company' s obligation to
<F50>
    finally settle the aforesaid suppliers' claims without any recourse of either the Company or the Purchasers to the Sellers and/or the new owner of the Frigopol Business.

    Following the divesting of the Frigopol Business the Company shall continue to perform and/or undertake certain services, works and supplies for the Frigopol Business to the extent and basically within the scope such services, works and supplies have been performed so far (e.g., accounting services). The Company will charge for such services, works and supplies at cost, without adding a profit margin, provided that (a) services shall be provided at cost (i.e., costs of personnel) up to a maximum amount of ATS 1,000,000.00 per calendar year and (b) works and supplies (e.g., supply of engines, manufacturing works = "Lohnarbeit") shall be performed at cost on the same basis presently existing and as defined in Annex 1.1.a up to a maximum amount of ATS 9,000,000.00 and for a maximum period until December 31, 1995. Services, supplies and works in excess of the above limits shall be performed and/or undertaken at market rates. The details will be set out in an agreement to be entered into by the Company and the new owner of the Frigopol Business with the approval of the Purchasers, such approval not to be unreasonably withheld. Said agreement will also deal with the time period during which said services will be performed.

<F50>
                                 SECTION V
                      WARRANTIES AND REPRESENTATIONS

5.1 In connection with the formation of this Agreement, the Purchasers and the Sellers each represent and warrant to the other(s) as follows:

    a) Goulds Pumps Ltd. is a corporation duly organized, validly existing and in good standing under the laws of England and has all requisite corporate power and authority to own, operate or use all of its properties and assets and, within the applicable laws, to carry on its business as now being conducted; Goulds Pumps GmbH has been duly registered with the Companies Register at the Commercial Court Vienna.

    b) neither the execution nor the performance of this Agreement is subject to further corporate-law or other approvals; the execution, delivery and performance by the approvals; the execution, delivery and performance by the Purchasers of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized, and no other action on the part of the Purchasers is necessary for the execution, delivery and performance by the Purchasers of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchasers and is a legal, valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms;

    c) neither the execution nor the performance of this Agreement violates (i) the applicable articles of association or any other applicable legal provisions;
         (ii) any judgment, court order or decree applicable to the Sellers or the Purchasers; or (iii) a contract or other legal instrument to which the Sellers or the Purchasers are a party or by which any of their property is bound;

    d) all statutorily required notices, notifications, consents and approvals necessary for the entry into and performance of this Agreement have already been procured or will be procured or made by the Closing Date;

    e) there is no administrative or court proceeding or arbitration case pending or threatened which might considerably impair the performance of this Agreement by any of the contracting parties.
<F50>
5.2 In connection with the sale of the Shares agreed upon herein the Sellers represent and warrant vis-a-vis the Purchasers as set forth below:

    a) The Sellers and/or the respective VOGEL-PUMPEN Company hold(s) exclusive and unrestricted title, free from any encumbrances, to the Shares and all direct and indirect shareholdings of VOGEL-PUMPEN in the VOGEL-PUMPEN Companies on the day of the signing of this Agreement and also on the Closing Date. All said Shares or share quotas and shareholdings have been fully paid up either in cash or in kind. As of the Closing Date, VOGEL-PUMPEN directly or indirectly holds 100 % of the shares in Ochsner Prozebtechnik GmbH, Linz. The Company holds only a 76 % participation in Ochsner Prozebtechnik GmbH & Co KG in Liqu..

         There are no rights or claims of third parties whatsoever pertaining to any of the aforementioned shares nor are there any preemptive rights of take-over, rights to conversion, options or other rights similar to these from an economic or legal point of view as regards the VOGEL-PUMPEN Companies.

    b) All VOGEL-PUMPEN Companies are enterprises duly established and validly existing under the law of their incorporation, except those companies that are in the process of being liquidated and dissolved.

    c) The Financial Statements have been established in accordance with generally accepted Austrian accounting principles ("AGAAP") as specified by the Accounting Principles (Annex 1.1.c); they are complete and correct. The valuation of the items of property and liabilities reported in the balance sheets are correct, accurately reflect the value of the assets and liabilities of the VOGEL-PUMPEN Companies and are in accordance with the uniformly applied AGAAP and the Accounting Principles.
         As of March 31, 1994, there exist in particular no liabilities that should have been included in the Financial Statements pursuant to AGAAP and the Accounting Principles, but effectively have not been accounted for. The Sellers do not warrant, for the avoidance of doubt, the collectibility of any accounts receivable or the merchantability of the particular items of the assets or the inventory nor the proper valuation of the inventory.
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    d)   Since the balance sheet date, i.e., March 31, 1994, until
         the Closing Date there have been no material adverse changes in the consolidated net asset value of the VOGEL-PUMPEN Companies and in the financial standing of the VOGEL-PUMPEN Companies so that the continuity of the companies as regards their property structure, capital structure and operating profit is and will be ensured. This warranty does not include, however, for the avoidance of doubt, negative consequences, if any, for the VOGEL-PUMPEN Companies resulting from the notification of the public of the intent of the Sellers to sell, and of the Purchasers to buy, the Shares nor the costs and expenses incurred by any or all of the VOGEL-PUMPEN Companies in connection with the preparation, negotiation and signing of this Agreement. For the avoidance of doubt it is agreed that the difference between the consolidated net asset value resulting from the Financial Statements and the consolidated net asset value resulting from the interim financial statements as per July 31, 1994 does not constitute a material adverse change in the above meaning.

    e) No distribution of profits has been made since March 31, 1994 until the date of the signing hereof.

    f) The VOGEL-PUMPEN Companies are owners of the entire moveable and immovable property appearing in the Financial Statements, to which the individual VOGEL-PUMPEN Companies hold free and unrestricted title and which are not encumbered with any rights of third parties, except for the charges and encumbrances listed in Annex 5.2.f.

    g) All plant and equipment of the VOGEL-PUMPEN Companies are in an useable state of repair, normal wear and tear since the time of the Purchasers' inspection of such plant and equipment excepted.

    h) There are no claims of third parties vis-a-vis the VOGEL-PUMPEN Companies, except for claims that have arisen in the ordinary and regular course of business and which were correspondingly taken into account in the Financial Statements on the basis of the AGAAP and the Accounting Principles, nor have such extraordinary claims of third parties arisen between March 31, 1994 and the date of the signing hereof, except as listed in Annex 5.2.h. All agreements in existence as of the Closing Date between any of the VOGEL-PUMPEN Companies and a company
<F50>
         controlled by any of the Sellers have been concluded on an arm's length basis, except as disclosed in Annex 5.2.h. In view of the provisions of sub-section 4.4 above, the foregoing warranty does not apply, however, with respect to the Frigopol Business and/or the new owner thereof.

    i) Until the date of the signing hereof, the VOGEL-PUMPEN Companies have timely and accurately filed and provided all returns and information to be made and given under the applicable tax laws or requested from the tax authorities and have properly taken them into account in the Financial Statements. All taxes that are assessed on an annual basis and that are attributable to the fiscal years preceding or ending on March 31, 1994 either have been paid or have been sufficiently reserved for in the Financial Statements. As of the Closing Date there remain no taxes unpaid that are payable as a one-time payment (e.g., documentary stamp taxes, capital transfer taxes), except for taxes of this kind that become payable as a result of transactions permitted to be undertaken or carried on pursuant to the provisions of Section IV. above.

    j) The VOGEL-PUMPEN Companies have obtained from the authorities all permits and approvals required for their operation. Those permits and approvals validly exist.

         The VOGEL-PUMPEN Companies have complied with all orders, requests or decrees issued to them by any competent authority under environmental protection law. None of the Sellers is aware of any proceedings for compliance with or violation of applicable environmental protection laws and regulations and none is aware that any such proceedings are threatening. All permits and approvals under applicable environmental protection laws necessary for the operation of the VOGEL-PUMPEN Companies have been obtained and validly exist. To the extent a VOGEL-PUMPEN Company incurs costs for preventive measures and/or clean-up costs ("Sicherungs- und Sanierungsaufwand") due to environmental regulations, the Sellers shall bear and/or reimburse to the respective company 50 % (fifty percent) of such costs up to a maximum of ATS 11,000,000.00 (eleven million Austrian schillings).

         As regards the real estates EZ 201 and EZ 679, which are still registered in the name of Ochsner Prozesbtechnik GmbH & Co KG in Liqu., the declaration by
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         Raiffeisenlandesbank Oberosterreich reg. GenmbH, dated
         May 4th, 1994, to hold such company harmless, inter alia, against the clean-up of contaminations is a validly existing obligation of Raiffeisenlandesbank Oberosterreich reg. GenmbH.

    k) As of the date of the signing hereof there are no labor-law agreements, including plant or other agreements with employees' representatives or trade unions (except applicable collective bargaining agreements), other than those listed in Annex 5.2.k. Annex 5.2.k also lists all fringe benefit and pension schemes.

    l) Prior to the signing of this Agreement, the Sellers disclosed or granted inspection of all contracts relating to the VOGEL-PUMPEN Companies which are of essential impact on the business operations of the individual companies.

    m) All VOGEL-PUMPEN Companies have insurance, including product liability insurance, in such amount and covering such risks as is necessary for their operation.

    n) Apart from the proceedings outlined in Annex 5.2.n, there are no proceedings before courts, arbitral tribunals or administrative authorities pending, or threatened against the VOGEL-PUMPEN Companies that involve an amount or value in excess of ATS 500,000 per case.

    o) The VOGEL-PUMPEN Companies hold good an valid title and/or licences to the industrial property rights, including, without being limited to, patents, trademarks, rights in design and copyrights, that are necessary to conduct their business as presently conducted. Licences have been granted to any or all of the VOGEL-PUMPEN Companies with respect to the patents held by certain Sellers which licences shall survive the Closing Date for an indefinite period of time and shall be without obligation to the VOGEL-PUMPEN Companies to pay royalties to the respective Seller.

    With respect to those VOGEL-PUMPEN Companies that are in the process of being liquidated and dissolved, the above representations and warranties are given with the proviso that they shall apply with respect to such companies only to the extent reasonably practicable, taking into account their present state of liquidation.
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5.3 The Purchasers' remedies in case of a breach of any
    representation or warranty expressly or impliedly given or made by the Sellers hereunder shall be limited to a subsequent corresponding reduction, and refund, of the Purchase Price. Any liability of the Sellers for breach of any or all of the Sellers' Warranties shall therefore be limited, in the aggregate, to an amount equal to the Purchase Price.

    In the event of a violation of any of the Sellers' Warranties, the Sellers shall refund an amount to the Purchasers which would be necessary to indemnify and hold the affected VOGEL-PUMPEN Company/Companies harmless against any damage or loss suffered by it in consequence of the breach of any of the Sellers' Warranties, such amount(s) not to exceed, however, the claim limit as defined in sub-section 5.5 below. Tax benefits arising to that VOGEL-PUMPEN Company in consequence of the non-observance of such Sellers' Warranties shall be deducted from the loss or damage incurred, unless the tax benefit will consist in the deferral of such tax only. Consequently, in case the profit for tax purposes would be increased, in particular as a result of a tax audit, then such profit shall be set off against tax loss carry forwards, if any. Should a tax audit result in the request of the tax authorities to capitalize certain expenses and should, as a consequence thereof, such capitalizations lead to the possibility of depreciations in the succeeding years, any payments requested by the tax authorities at the outcome of the tax audit as a result of such capitalizations shall not be deemed to be liabilities of the Sellers under the tax warranty, but shall be borne by the VOGEL-PUMPEN Companies.

    The Sellers shall not be under any liability whatsoever in respect of any claim in relation to a breach of any of the Sellers' Warranties:

    a) if and to the extent that a claim arises from a voluntary act or transaction carried out after the Closing Date by any VOGEL-PUMPEN Company or the Purchasers, unless such act or transaction is based on a legally binding obligation by the respective VOGEL-PUMPEN Company entered into on or prior to the Closing Date; or

    b) if and to the extent that a claim arises from an act or omission compelled by law after the Closing Date or as a result of the passing of an enactment or other government regulation with retrospective effect or of the introduction of or of any changes in law or of any changes in the prevailing interpretation of the law after the Closing Date; or

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    c)   if and to the extent that a claim arises from any matter
         or thing either provided for or required by this Agreement or an act or omission by or occurring at the written request or with the prior written consent of the Purchasers or from a change of accounting policy or practise of the Purchasers or any VOGEL-PUMPEN Company or an act or omission permitted to be done by any of the VOGEL-PUMPEN Companies as a consequence of the Purchasers' consent within the meaning of the provisions of sub-section 4.2 above; or

    d) to the extent that the damage or loss which is the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchasers or any VOGEL-PUMPEN Company.

    e) to the extent that the damage or loss became apparent during the Purchasers' financial due diligence and is reflected in the interim financial statements as per July 31, 1994 and served as argument for reducing the Purchase Price during the final negotiations, the burden of proof being with the Sellers.

    Unless otherwise provided herein, all representations and warranties contained herein are valid both on the date of signing hereof and on the Closing Date. Deviations on the Closing Date from the date of the signing hereof shall be permissible to the extent the measure leading to such different fact situation was taken with the Purchasers' actual written consent or was permitted to be done pursuant to the provisions of sub-section 4.2 above.

5.4 Unless specifically stipulated otherwise, the claims of the Purchasers under the Sellers' Warranties shall become statute-barred eighteen (18) months after the Closing Date, with the exception of (a) claims due to tax liabilities, if any, of the VOGEL-PUMPEN Companies pursuant to sub-section 5.2 (i) above ("the Tax Warranty"), and (b) the environmental warranty pursuant to sub-section 5.2.(j) above ("the Environmental Warranty").

    The warranty period for the claims under the Tax Warranty shall expire thirty-six (36) months following the date of filing of the last of the VOGEL-PUMPEN Companies' income tax returns for the fiscal year 1993/94, it being understood that
    (i) the above tax warranty will cover the results of any
<F50>
    tax audit officially initiated (or notified in advance pursuant to sec. 148 para 5 Federal Tax Procedure Code) prior to the lapse of the above 36-months period, regardless of the termination of such audit and the ensuing proceedings, if any, provided that the Purchasers notify the Sellers of the commencement of such tax audit prior to the lapse of such period and (ii) the management of the VOGEL-PUMPEN Companies shall be free to determine the time for filing the above income tax returns, irrespective of past practice.

    The warranty period for claims under the Environmental
    Warranty shall expire five (5) years after the Closing Date.

    The Purchasers must raise their claims (together with reasonable substantiation) in writing within 60 (sixty) days after discovering a fact which gives raise to a claim, but in any case before the end of the warranty period and must, furthermore, initiate arbitration proceedings within a further period of twelve months if no agreement with the Sellers is reached on such claims in order not to have their claims statute-barred.

5.5 Claim limit:

    The sellers shall not be jointly, but only severally liable for any claims raised by the Purchasers out of this Agreement, each seller pro rata its present shareholding in the Company.

    The aggregate liability of the Sellers taken together shall be limited (i) to 14 % (fourteen percent) of ATS 184,000,000.00,
    i. e., ATS 25,760,000.00, for claims duly notified to the Sellers within twelve months following the Closing Date, and
    (ii) to 7 % (seven percent) of ATS 184,000,000.00 i.e., 12,880,000.00, for claims duly notified to the Sellers after the twelfth, but on or before the last day of the eighteenth month immediately following the Closing Date, it being understood that the aggregate liability of the Sellers with respect to both categories of claims as aforesaid shall not exceed ATS 25,760,000.00. Notwithstanding the above, the above claim limit shall not apply to claims relating to unrestricted title to the Shares and the existence of the VOGEL-PUMPEN Companies (sub-sections 5.2.a and b) and the tax warranty pursuant to sub-section 5.2(i) above where the aggregate maximum liability shall be the ATS 184,000,000.00. When calculating the above limit, the claims not having such a limit shall not be taken into consideration.

<F50>
    Furthermore, the above claim limit of 14%/7% shall not apply to claims under the Environmental Warranty, where the claim limit shall be 5.5% of ATS 184,000,000.00, i.e., ATS 10,120,000.00. For the avoidance of doubt, claims under the Environmental Warranty shall be dealt with separately, as far as the Claim Limit is concerned, from other claims for breach of warranties. Consequently, the claim limit for those two kinds of claims shall be separate.

    No claim shall be brought against the Sellers nor shall the Sellers be liable to the Purchasers in respect of a breach of any of the Sellers' Warranties unless the aggregate amount of the liability of the Sellers for all such claims exceeds ATS 1,200,000.00 and then in respect of just the excess over ATS 1,200,000.00.

    The above provisions shall, however, not apply with respect to claims under the Environmental Warranty where no minimum threshhold is applicable.

5.6 Any claims of the Purchasers for breach of the Sellers' Warranties (except for claims under the Environmental Warranty) shall as a rule be satisfied from the portion of the Purchase Price deposited on the Escrow Account pursuant to sub-section 3.1 (b). Consequently, the Escrow Account shall not secure claims under the Environmental Warranty and the release of funds on the Escrow Account (as specified below) shall not be prevented or impaired by any claim under the Environmental Warranty or by any dispute with respect to such claims. Each claim of the Purchasers must be reasonably substantiated. The Purchasers shall provide the Sellers and, at their request, their advisors will all information they may reasonably request in order to ascertain the validity of such claims. The Purchasers shall, furthermore, grant the Sellers and their advisors all access to the books and records of the VOGEL-PUMPEN Companies that they may reasonably request in order to examine such claims. At the request of the Sellers, the Purchasers shall enable the Sellers and/or their advisors to assume the defence of any claims and in any proceedings brought against the VOGEL-PUMPEN Companies and which are the subject of a claim for breach of the Sellers' Warranties, in particular tax proceedings, and to file any submissions and appeals that the Sellers and/or their advisors may deem advisable or appropriate. The Purchasers shall cause the VOGEL-PUMPEN Companies to sign and execute any and all documents, including but not limited to powers of attorney to the Sellers and/or their advisors, deemed necessary or advisable by the Sellers in this respect.
<F50>
    The Sellers shall notify the Purchasers within a reasonable time whether and to which extent they accept a claim raised by the Purchasers. With respect to any amount accepted by the Sellers to be justified, the Sellers shall issue a confirmation in writing which confirmation shall be deemed to be the authorization for the Escrow Agent to release and disburse such amount to the Purchasers from the portion of the Purchase Price remaining on the Escrow Account.

    At the end of 54-week period immediately following the Closing Date the Escrow Agent shall release, and pay to the Sellers in proportion to their present shareholding in the Company, from the portion of the Purchase Price initially deposited on the Escrow Account an amount equal to the balance of (a) 50 % of such initially deposited amount and (b) the aggregate of the amounts with respect to which the Escrow Agent has received
    (i) a written confirmation by the Sellers agreeing to release to the Purchasers a specified amount in settlement of a justified claim of the Purchasers or (ii) written evidence that the Purchasers have duly notified the Sellers of a claim in such amount for breach of the Sellers' Warranties.

    At the end of a 18-month plus two weeks period immediately following the Closing Date the Escrow Agent shall release, and pay to the Sellers in proportion to their present shareholding in the Company, from the portion of the Purchase Price initially deposited on the Escrow Account and remaining after the lapse of the above 54-week period, an amount equal to the balance of (a) such remaining amount and (b) the aggregate of the amounts with respect to which the Escrow Agent has received (i) a written confirmation by the Sellers agreeing to release to the Purchasers a specified amount in settlement of a justified claim of the Purchasers or (ii) written evidence that the Purchasers have duly notified the Sellers of a claim in such amount for breach of the Sellers' Warranties.

    Any amounts corresponding to amounts with respect to which the Escrow Agent has received evidence of a duly notified claim by the Purchasers shall continue to be held in escrow until the Escrow Agent either has received written confirmation from the Sellers agreeing to release a specified amount to the Purchasers or, but not later than 31 months immediately following the Closing Date, reasonably satisfactory evidence that the Purchasers have initiated arbitration proceedings pursuant to this Agreement for a specified amount. Any amounts with respect to which the Escrow Agent shall not have received a confirmation or evidence as aforesaid shall be released by the Escrow Agent to the Sellers after the lapse of a 31-month plus one week period following the Closing Date in proportion to the present shareholdings of the Sellers in the Company.
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    Any amounts retained by the Escrow Agent as a consequence of its notification of the initiation of arbitration proceedings shall either be paid to the Purchasers upon presentation of a final arbitral award confirming that the Purchasers' claims were justified, and in the amount set forth in such award, or, alternatively, to the Sellers upon presentation of a final arbitral award rejecting the Purchasers' claims in whole or in part (in the latter case only with respect to such amount not awarded to the Purchasers) in proportion to their present shareholdings in the Company.

    Any acceptance by the Sellers of a claim raised by the Purchasers and/or any confirmation to release an amount to the Purchasers from the Escrow Account shall be deemed validly given only if duly signed by all the Sellers (or their successors in law).

    The fees and expenses of the escrow Agent for maintaining and operating the Escrow Account and for performing the obligations set forther herein and in the Escrow Agreement shall be borne one half by the Purchasers and one half by the Sellers.

    In case arbitration proceedings with respect to a claim of the Purchasers are commenced and an arbitral award rendered in such proceedings and such award challenged on the ground of Sec. 595 (1) fig.7 of the Austrian Code of Civil Procedure, ("Wiederaufnahmsklage") such action shall not be a cause for not releasing any amounts remaining on the Escrow Account to the Sellers if such amounts were due to them pursuant to such arbitral award.
<F50>
                                SECTION VI
                                MANAGEMENT

It is in the joint interest of the contracting parties that the Sellers, insofar as they have been involved in the management of the VOGEL-PUMPEN Companies up till now, continue their activities within the Goulds Pumps Group. Accordingly, the existing employ-ment contracts shall be terminated as of the Closing Date and all payments due to the existing managing directors shall be paid to them by the Company. New service contracts shall be negotiated in good faith and shall be signed on or before the Closing Date. The Purchasers agree that such Sellers shall be authorized to devote a reasonable amount of time to the management of the company carrying on the Frigopol Business.
<F50>
                                SECTION VII
       CONDITIONS PRECEDENT TO TRANSFER OF OWNERSHIP AND PAYMENT OF
                        PURCHASE PRICE ("CLOSING")

The obligation of the Sellers to transfer ownership to the Shares to the Purchasers and the obligation of Purchasers to pay the Purchase Price to the Sellers are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions precedent unless compliance with such condition precedent is waived by the parties to the benefit of which such condition was included. Each party shall use best efforts to meet or cause to be met all conditions precedent within its own sphere of influence or that are to be fulfilled by it.

7.1 Specific conditions to be fulfilled by the Sellers

A)  At the Closing, the Sellers shall deliver to the Purchasers:

    a) the resignations of the members of the Supervisory Board of the Company referred to in Section 8.2;

B) On or before the Closing Date the Sellers shall deliver to the Purchasers

    a) evidence of the completion of the divestiture of the Frigopol Business as specified in sub-section 4.4.;

    b) evidence of the completion of the sale of land specified in sub-section 8.1.

7.2 Specific conditions to be fulfilled by the Purchasers

A)  At the Closing, the Purchasers shall deliver to the Sellers:

    a) releases of the Sellers for any personal liability assumed by any of them for indebtedness of any or all of the VOGEL-PUMPEN Companies towards credit institutions, leasing companies and "Beteiligungsfondsgesellschaften".

B) On or before the Closing Date, the Purchasers shall deliver to the Sellers

    a) certified resolutions of the Board of Directors of Goulds Pumps, Ltd., authorizing and approving the execution, delivery and performance of this Agreement and all other documents and agreements to be executed and delivered by Goulds Pumps Ltd. in connection herewith;
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    b)   an opinion of English counsel to Goulds Pumps Ltd., in
         the form attached as Annex 7.3.c;

7.3 Specific conditions requested by the Purchasers

    On or before the Closing Date, the Purchasers shall have received:

    a)   approval by the board of directors of Goulds Pumps, Inc.
         of the transaction contemplated by this Agreement.

7.4 Specific conditions to be fulfilled by Sellers and Purchasers

    a)   conclusion of the Escrow Agreement
<F50>
                               SECTION VIII
                      CERTAIN ACTIONS BEFORE CLOSING

8.1 Prior to the Closing Date, the Sellers shall cause VOGEL-PUMPEN to sell to some or all of the Sellers the piece of land registered with the land register under file no. EX 5075 of the land register of 11142 Stockerau. The purchase price shall be ATS 980,595.00. The transfer costs, including but not limited to land transfer tax, registration fees and legal fees, shall be borne by VOGEL-PUMPEN. VOGEL-PUMPEN shall also bear the costs of erecting a fence at the border of this piece of land and the present site of VOGEL-PUMPEN, such cost not to exceed ATS 2,800.00 per meter, excluding VAT. The purchase contract for the land shall provide for a right of first refusal ("Vorkaufsrecht") to be granted to VOGEL-PUMPEN and to be registered in the land register in favour of VOGEL-PUMPEN.

8.2 Upon timely written request of the Purchasers, the Sellers will ensure that on the Closing Date the members of the Supervisory Board of the Company (to the extent they have not been appointed by the employees) have handed in their letters of resignation or that they are recalled. The Purchasers undertake to ensure that such resigning persons will be released from their liability in the shareholders' meeting which addresses the financial statements of fiscal year 1993/1994.

8.3 The financial statements for the fiscal year 1993/1994 will be formally approved prior to the Closing Date and a discharge of liability of the managing directors for the fiscal year
    1993/1994 will be voted for.

8.4 On or before the Closing Date the Purchasers shall cause the release of the Sellers for any personal liability assumed by any of them for indebtedness of any or all of the VOGEL-PUMPEN Companies towards credit institutions leasing companies and "Beteiligungsfondsgesellschaften" and shall, if necessary or requested, constitute adequate substitute security for the benefit of the persons or entities towards which any or all of the Sellers have assumed such securities in the past.

8.5 On or before the Closing Date the Sellers will provide the Purchasers with the following tax related documents:

    (a)  a signed copy of all statutory reports for the fiscal year 1993/1994;
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    (b)  signed copies of the income tax returns for all VOGEL-
                   PUMPEN Companies for the fiscal year 1992/93, which shall be prepared, signed and filed by the respective companies prior to the Closing Date; and

    (c) signed income tax returns for all VOGEL-PUMPEN Companies for the fiscal year 1993/94, which shall be prepared, signed and otherwise ready for actual filing in accordance with sub-
    section 5.4.
<F50>
                                SECTION IX
                      APPLICABLE LAW AND ARBITRATION

9.1 This Agreement and any and all agreements and contracts entered into in connection herewith, including the following arbitration clause, shall be governed by Austrian law, excluding, however, its conflict of laws rules.

9.2 Submission to arbitration

    All disputes between or among the parties to this Agreement and/or the legal successors of the parties arising out of or in connection with this Agreement, including but not limited to any question regarding its existence, validity or termination, shall be finally settled, to the exclusion of proceedings before courts of law, under the Rules of Arbitration and Conciliation ("Vienna Rules") of the Inter-national Arbitral Center of the Federal Economic Chamber, Vienna (in the version in force at the time of the signature of this Agreement) by three arbitrators appointed in accordance with the said Rules.

9.3 Multi-party proceeding

    (a) As more than two persons are party to this Agreement, it is expressly stipulated that more than one claimant and/or more than one defendant are permitted.

    (b) For the purpose of the nomination of arbitrators, there is deemed to be only one claimant party and one defendant party, regardless of whether multiple parties appear. Unless otherwise provided, the nomination and the appointment of arbitrators shall be made in accordance with the Vienna Rules, in particular their Section 10. In the event of conflicting legal acts by joint parties, the provisions of the Austrian Code of Civil Procedure concerning the joinder of parties shall be applicable.

9.4 Place of arbitration

    (a)  The place of arbitration shall be Vienna, Austria.

    (b) The arbitral tribunal is nevertheless authorized to carry out certain portions of the proceedings, for example meetings, hearing of witnesses, out-of- court viewing and the like, outside of the agreed upon place of arbitration, if the arbitrators so determine.
<F50>
9.5 Proceedings

    (a)  The proceedings shall be governed by the Vienna Rules.
         The application of Section 595 (1) fig. 7 of the Austrian Code of Civil Procedure is not waived by the parties.

    (b) The language of arbitration shall be English. The parties are nevertheless entitled to submit documents in the German language, if the document is originally in German, without having to provide a translation. Nevertheless, the arbitrators may order the submitting party to provide an English translation.

    (c) The losing party in the proceeding shall compensate the prevailing party for the costs of arbitration. The arbitrators may determine the amount of said costs without taking any guidelines for fees or disbursements into consideration. In case a party prevails only partially, the arbitrators are authorized to award a proportionate amount of the costs or arbitration to such party.

    (d) Any award or other decision of the arbitral tribunal shall be made by a majority of the arbitrators. In addition to making a final award, the arbitral tribunal shall be entitled to make interim, interlocutory or partial awards. Procedural decisions may be taken and/or executed by the chairman alone provided he has consulted the other arbitrators (at least over the phone).
<F50>
                                 SECTION X
                            GENERAL PROVISIONS

10.1 Every assignment or transfer of the contractual rights or duties of any of the parties shall require the prior consent of the other parties.

10.2 All notices, notifications, returns, declarations and statements given and made hereunder to any other contracting party may be made by registered letter or by fax. Stricter formal requirements contained herein for the issuance of specific statements or notifications shall not be affected thereby; such statements or notifications shall then be given by registered letter. The notices of whatever kind shall be directed to the telefax numbers or postal addresses specified below, unless the contracting parties will have notified the other parties of different numbers or addresses to be applicable:

    for the Sellers:
                        (a)   Ing. Gerhard Vogel
                              Wiesnerstrabe 10
                              A-2000 Stockerau
                              Fax no. (43-2266) 626 388

                         (b)  Lauermann Familien-Privatstiftung
                              Goldschmiedgasse 6
                              A-1010 Vienna


     for the Purchasers: Goulds Pumps GmbH,
                              c/o Dorda, Brugger & Jordis
                              Dr. Karl Lueger-Ring 12,
                              A-1010 Vienna, Austria
                              Fax no. (+43-1) 533 47 97

10.3 Amendments to and modifications of this Agreement shall be valid only if executed in writing. Any and all agreements between the contracting parties prior to the signing of the present Share Purchase Agreement become inoperative.

10.4 If any provision hereof is or becomes invalid, this shall not affect the other provisions hereof. The invalid provision shall be replaced by a provision which, from its economic purpose and effect, comes as close as possible to the invalid provision and which is consistent with the original intent of the parties.
<F50>
10.5 The Purchasers shall bear the fees, expenses, taxes and charges, if any, incurred in connection with the transformation of the Company into a stock corporation and the transfer of the Shares contemplated herein, including but not limited to capital transfer taxes, stock exchange turnover tax and real estate transfer tax.

10.6 Notwithstanding anything to the contrary contained herein, the Purchasers may sell the Shares or transfer their rights under this Agreement to an affiliate in which case all references to "Purchasers" shall be deemed to mean such affiliate; provided, however, that such assignment or transfer shall not affect the Purchasers' obligations under this Agreement. In case of the acquisition of the Shares by a nominee of the Purchasers, the Purchasers herewith irrevocably and unconditionally guarantee the performance of such nominee's obligations as acquiror of the Shares pursuant to this Agreement. No nominee or affiliate as aforesaid shall be acceptable to the Sellers, and no assignment and transfer as aforesaid shall be valid, unless such nominee, transferee or assignee has submitted in writing to arbitration pursuant to Section 9 above.

10.7 This Agreement shall be established in six counterparts, with one copy for each of the Sellers and one copy for each of the Purchasers. The original language of this Agreement shall be the English language and an authenticated translation of this Agreement into the German language shall be enclosed to the Agreement. In case of any discrepancies between the two versions, the English language version shall prevail.


Vienna, December 5, 1994


____________________________  ___________________________
Goulds Pumps GmbH             Goulds Pumps Ltd.



____________________________  ___________________________
Ing. Gerhard Vogel            Lauermann         Familien-
                              Privatstiftung


____________________________
Hermine Vogel
<F50>
                            SCHEDULE OF ANNEXES

Annex 1.1. a   Description of Frigopol Business
           b   Financial Statements of the VOGEL-PUMPEN Companies
           c   Accounting Principles

Annex 5.2. f   Charges and Encumbrances to Movable and Immovable
               Assets
               -    registered mortgages
               -    non-registered mortgages
               -    global assignment of accounts receivable

Annex 5.2. h   Extraordinary claims of third parties

Annex 5.2. k   Labor-law agreements, fringe benefits, pension
               schemes

Annex 5.2. n   Proceedings pending before courts, arbitral
               tribunals or administrative authorities
               -    Ochsner license / distribution agreements
                    termination

Annex 7.3. c   Form of legal opinion of U.K. counsel to the
               Purchasers
<F50>

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    GOULDS PUMPS, INCORPORATED



Date:  February 16, 1995            By:/S/John P. Murphy
                                       John P. Murphy
                                       Vice President-Finance and
                                       Chief Financial Officer

                                       (Mr. Murphy is Chief
                                       Financial Officer and has
                                       been duly authorized to sign
                                       on behalf of the Registrant.)